NYSE MKT Equities Exchange Symbol - UEC

Uranium Energy Corp Provides Goliad Project Update

Corpus Christi, TX, December 12, 2013 - Uranium Energy Corp (NYSE MKT: UEC, the "Company") is pleased to provide an update on its fully-permitted Goliad ISR Project. Construction continues as planned, and the previously ordered processing equipment has arrived on schedule. The Ion Exchange (IX) vessels were received in late November, and the material to construct the IX pipe and valve system has been ordered and received. The recovery of uranium is set to be available to come online in fiscal 2014.

The Company would like to provide an update on the recent actions of the EPA in regards to the Company's Aquifer Exemption ("AE"). As noted in the Company's quarterly report, the EPA had earlier filed a Motion to Remand without Vacatur with the 5th Circuit Court of Appeals (the "Fifth Circuit"). Without vacatur simply means that the EPA-approved AE remains in force. The EPA's stated purpose was to supplement the record in response to the opponent's prior complaints. In requesting the remand without vacatur, the EPA denied the existence of legal error and stated that it was unaware of any additional information that would merit reversal. Consistent with the EPA and the TCEQ, the Company is not aware of any new information that would change the current AE approval.

The Company had previously objected to the remand, however, and in conjunction with the TCEQ, had requested that the remand without vacatur, if granted, should be limited to a 60-day review period. By way of a recent procedural order from a three-judge panel of the Fifth Circuit, the Court granted the remand, without vacatur, and limited the review period to 60 days from service of the Order. As indicated above, the Company will continue to advance the fully-permitted Goliad Project during the review process.

Amir Adnani, President and CEO, stated, "The Company's scalable hub-and-spoke strategy, a proven model for increasing uranium extraction and maintaining a low-cost profile, will continue as planned and production at Goliad will be available to come online in fiscal 2014. We are executing on this plan with the Company's Goliad, Burke Hollow, and Palangana projects."

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium mining and exploration company. The Company's fully licensed and permitted Hobson processing facility is central to all of its projects in South Texas, including the operating Palangana in-situ recovery mine and the Goliad in-situ recovery project which is currently in construction. The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE MKT: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.